UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Officer

On April 28, 2022, Ecovyst Inc. (the “Company”) announced that Belgacem Chariag departed from his positions as Chief Executive Officer and President and resigned as a member of the Board of Directors (the “Board”) of the Company, effective April 25, 2022 (the “Separation Date”).

In connection with his departure, Mr. Chariag, Ecovyst Catalyst Technologies LLC, a wholly owned subsidiary of the Company (“Ecovyst LLC”), and the Company have entered into a general release and waiver of claims, dated April 25, 2022 (the “Release Agreement”), under which Mr. Chariag has agreed to a general release of claims in favor of the Company in exchange for certain payments and benefits. Under the Release Agreement, Mr. Chariag is entitled to receive the payments, benefits and other consideration set forth under, and payable in accordance with the terms of, Section 3.01(d) of the severance agreement between Mr. Chariag, Ecovyst LLC and the Company (the “Severance Agreement”), namely: (i) continued payment of a monthly portion of his current base salary, plus target bonus, payable in equal monthly installments over a 24-month period beginning in June 2022; (ii) a pro rata amount (based on number of days employed in 2022) of the annual incentive bonus, if any, that is earned for fiscal year 2022, subject to the Company’s achievement of applicable performance goals, to be paid in a lump sum at the time annual bonuses for fiscal year 2022 are otherwise normally paid; and (iii) the right of Mr. Chariag and his dependents to continued eligibility for the Company’s health, vision and dental plans for up to 24 months following the Separation Date.

Mr. Chariag’s entitlement to the foregoing payment and benefits is subject to his compliance with the terms and conditions of the Release Agreement as well as the Severance Agreement. Under the Severance Agreement, Mr. Chariag is subject to noncompetition and nonsolicitation covenants for a period of 24 months following the Separation Date as well as ongoing covenants including relating to non-disparagement and confidentiality.

The foregoing description of the Release Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Release Agreement, which is incorporated into this Item 5.02 by reference to Exhibits 10.1 of this Current Report on Form 8-K.

Appointment of Principal Officers

In connection with Mr. Chariag’s departure, the Company announced on April 28, 2022 that Kurt J. Bitting, who has served the Company as President of Ecoservices since March 2019, assumed the role of Chief Executive Officer effective as of April 25, 2022. In addition, Thomas Schneberger, who has served the Company as President of Catalyst Technologies since March 2021, assumed the role of President of the Company effective on April 27, 2022.

Mr. Bitting, age 46, first joined the Company in 2016 and served as Business Director in the Company’s Refining Services business. From September 2017 until February 2019, Mr. Bitting served as the Company’s Vice President – Refining Services. Since March 2019, Mr. Bitting has served as Vice President and President – Refining Services. Prior to joining the Company, Mr. Bitting held management positions at Kinder Morgan, Inc., Sprint Corporation, Solvay USA Inc. and Eco Services Operations LLC. Mr. Bitting began his career in the U.S. Army where he served as a Company Commander in the 10th Mountain Division. Mr. Bitting graduated from Villanova University with a B.S. in Business Administration and holds an M.B.A. from Rider University.

Mr. Schneberger, age 50, first joined the Company in 2019 and served as Vice President – Strategy and Business Development. Since March 2021, Mr. Schneberger has served as Vice President and President – Catalyst Technologies. Prior to joining the Company, Mr. Schneberger was the Chief Growth Officer of Livent Corporation, a leading supplier of lithium products and technologies. From 2007 to 2019, Mr. Schneberger held various management positions at FMC Corporation in its specialty chemicals business units, including serving as Chief Operating Officer of FMC Lithium. Mr. Schneberger earned an M.B.A. from the University of California at Berkeley and a B.S. in Chemical Engineering from Lehigh University.

In connection with the appointments of Messrs. Bitting and Schneberger as Chief Executive Officer and President, respectively, the Compensation Committee approved increases to the annual base salary and target annual bonus amounts for Mr. Bitting and Mr. Schneberger, who in their new roles will each receive a base annual salary of $500,000 and a target annual bonus equal to 100% of base salary. In addition, the Compensation Committee approved an award of performance stock unit (“PSUs”) to be granted under the 2017 Omnibus Incentive Plan, as amended and restated (the “2017 Plan”), to each of Mr. Bitting and Mr. Schneberger, which PSUs will have a grant date fair value equal to $250,000 on the date of grant, and will be subject to vest based upon certain performance criteria as well as the ability to earn up to 200% of the target number of PSUs, depending on actual performance achievement during the three-year performance measurement period.

Departure of Director

On April 27, 2022, Chris Behrens, a member of the Board of Directors (the “Board”) of the Company, notified the Board that he will not stand for re-election as a director of the Company upon the expiration of his current term. Mr. Behrens’s current term expires at the Company’s 2022 annual meeting of stockholders. Mr. Behrens’s decision to let his term expire and not stand for re-election at the 2022 annual meeting of stockholders is for personal reasons and not based on any disagreement with the Company or its management. Mr. Behrens has served on the Board since 2019.

Appointment of Directors

On April 27, 2022, the Board appointed Bryan K. Brown as a Class II director, Kevin M. Fogarty as a Class I director, David A. Bradley as a Class III director and Kurt J. Bitting as a Class III director, as members of the Board (collectively “the Appointees”). Kevin M. Fogarty will serve as non-executive chairman of the Board. The committees of the Board on which the Appointees will serve are not yet determined.

There are no arrangements or understandings between the Appointees, other than Mr. Bitting’s appointment to serve as the Company’s Chief Executive Officer as described above, and any other person, in each case, pursuant to which the Appointees were appointed to serve on the Board. There are no family relationships between the Appointees and any other director or executive officer of the Company and there have been no transactions between the Appointees and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a).

Mr. Brown, Mr. Fogarty and Mr. Bradley will receive the same compensation available to the Company’s current non-employee directors, which is discussed in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 1, 2021. In connection with their appointments, each of Mr. Brown, Mr. Fogarty and Mr. Bradley will also receive an award of restricted stock units (“RSUs”), to be granted under the 2017 Plan, which RSUs will have a grant date fair value of $200,000 on the date of grant. In addition, Mr. Fogarty will receive a $250,000 fee differential for his service as chairman of the Board, to be paid in the form of an annual cash retainer of $50,000 and an award of RSUs to be granted under the 2017 Plan, which RSUs will have a grant date fair value of $200,000 on the date of grant. Mr. Bitting will receive the compensation outlined in Section 5.02 of this Current Report on Form 8-K for his service as the Company’s Chief Executive Officer, but will receive no additional compensation for his service as a member of the Board.

Item 8.01	Other Events

On April 27, 2022, the Board authorized a share repurchase program for up to an aggregate of $450 million of its outstanding common stock. This authorization is valid for a period of four years. Repurchases under the program may be made at management’s discretion from time to time on the open market or in privately negotiated transactions, including transactions with our significant stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	General Release and Waiver of Claims, dated April 25, 2022, between Ecovyst Inc., Ecovyst Catalyst Technologies LLC and Belgacem Chariag

104	The cover page from this Current Report on Form 8-K of Ecovyst Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2022		Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, General Counsel and Secretary